PACS Group, Inc. Reports Third Quarter 2026 Results

Conference Call and Webcast Scheduled for Tomorrow, November 4, 2026, at 11:30 am ET.

SALT LAKE CITY, Utah, November 3, 2026 – PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the third quarter of 2026.
Third Quarter 2026 Financial Highlights

•Revenue was $1.50 billion, an increase of 11.5% over prior year.
•Net income was $60.8 million, an increase of $8.5 million, or 16.2% from $52.3 million in the prior-year period.
•Diluted Earnings Per Share was $0.37, an increase of 15.6% over prior year, and Adjusted Earnings Per Share was $0.63, an increase of 37.0% over prior year.1
•Adjusted EBITDA was $175.7 million, an increase of $44.2 million, or 33.6% from $131.5 million in the prior-year period.1
•Adjusted EBITDAR was $273.9 million.1

Third Quarter 2026 Select KPIs

•On a same-store basis, which includes the 284 skilled nursing facilities (“SNFs”) operated by the Company as of the beginning of 2025, SNF revenue increased 6.4% in the third quarter of 2026 compared to the prior-year period. Occupancy improved to 91.3% from 89.3% in the third quarter of 2025, and skilled mix increased in both revenue and nursing patient days.
•The Company had 250 facilities, or 78.9%, of its skilled nursing portfolio achieve a 4 or 5 star CMS Quality Measure Star rating, with its 196 mature facilities achieving an average rating of 4.5 as of September 30, 2026.
•Overall occupancy was 90.2%, compared to an industry average of 80.2%. Mature facilities occupancy was 93.1%.
•Mature facilities skilled mix was 31.3%, while overall skilled mix increased to 29.1%, an improvement of 90 basis points from 28.2% in the prior-year period, driven by continued improvement in our Ramping facilities cohort.
•Cash provided by operating activities was $583.1 million for the nine months ended September 30, 2026.
•The Company deployed $213.0 million in capital for M&A during the third quarter of 2026, bringing the total M&A investment to $403.8 million for the first nine months of the year.
•As of September 30, 2026, the Company had $707.4 million in available liquidity, including $115.3 million of cash and cash equivalents.

“Our third quarter results reflect the continued progress our teams are making across the organization, both in the quality of care we provide and the performance of our facilities,” said Jason Murray, PACS Chief Executive Officer. “Same-store revenue increased 6.4%, occupancy improved to 91.3%, and skilled mix continued to strengthen. Importantly, 78.9% of our skilled nursing facilities achieved four- or five-star CMS Quality Measure ratings, reflecting the dedication of our local teams and their commitment to delivering exceptional patient care.

“At the same time, we're entering an exciting period of growth for PACS. Our recent expansion into Florida and continued growth in Texas significantly broaden our geographic reach and create new opportunities to bring our operating model to more communities. As we continue to grow, our focus remains on empowering local leaders, improving clinical outcomes, and building strong operations that create lasting value for our patients, employees, and shareholders.”

“Our third quarter results demonstrate the increasing earnings power of the PACS operating model, with Adjusted EBITDA growth significantly outpacing revenue growth,” said Carey Hendrickson, PACS Chief Financial Officer. “Revenue increased 11.5% year-over-year to $1.50 billion, while Adjusted EBITDA grew 33.6% to $175.7 million. This performance
1 Adjusted Earnings Per Share, Adjusted EBITDA, and Adjusted EBITDAR are Non-GAAP Financial Measures. See “Reconciliation of GAAP to Non-GAAP Financial Information”.

reflects the continued progression of our facilities, disciplined operating execution, and our ability to translate revenue growth into stronger profitability.

“We also continue to generate substantial cash flow, with $583.1 million provided by operating activities through the first nine months of 2026. Combined with $707.4 million in available liquidity and net leverage2 of 0.2x at quarter-end, our financial position provides significant flexibility to support strategic acquisitions and real estate investments while maintaining a conservative capital structure. We believe this disciplined approach to capital allocation positions PACS to continue growing its operations and creating long-term shareholder value.”
Growth Highlights
Subsidiaries of PACS entered into a definitive agreement to acquire the operations of 10 skilled nursing facilities and one assisted living facility in Texas. As of November 1, 2026, PACS has closed on its acquisition of the operations of all 11 Texas facilities.

Additionally, as previously announced on September 1, 2026, subsidiaries of PACS entered into a definitive agreement to acquire the operations of 32 skilled nursing facilities across Florida, marking its entry into a new state. Collectively, the facilities comprise 4,049 skilled nursing beds. On October 1, 2026, PACS closed its acquisition of the operations of all 32 Florida facilities.

Revised 2026 Business Outlook

“Given the continued excellent performance of our portfolio across all cohorts, we are increasing our full-year 2026 Adjusted EBITDA guidance to a range of $685 million to $695 million, up from our prior range of $640 million to $660 million,” said Hendrickson. “At the midpoint, this represents approximately 37% growth over 2025.”

“We are also increasing our revenue guidance to $5.95 billion to $6.05 billion, up from our prior range of $5.75 billion to $5.85 billion."

“Our guidance reflects approximately $5 million of EBITDA contribution from retroactive quality incentive payments in Ohio received in the month of October. We also continue to see a robust pipeline of acquisition opportunities and remain actively engaged in evaluating transactions that meet our strategic, operational and financial criteria,” said Hendrickson.
As of today, PACS's growing portfolio comprises 398 healthcare operations across 21 states. PACS owns 66 facilities and leases an additional 49 facilities with partial ownership in real estate. PACS holds 37 purchase options on leased facilities and 20 purchase options through partnerships. The Company remains focused on acquiring underperforming and moderately performing operations where its operating model can drive meaningful improvement, while selectively investing in real estate to support long-term value creation.
A live webcast will be held November 4, 2026, at 11:30 a.m. Eastern time to discuss PACS’s third quarter financial results. To listen to the webcast please visit the Investor Relations section of PACS’s website at https://IR.pacs.com or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate 398 post-acute care facilities across 21 states serving over 38,900 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are
2 Net Leverage is calculated as Net Debt divided by Last Twelve Months Adj. EBITDA. Net Debt is calculated as Long-Term Debt plus Outstanding Lines of Credit less Cash and Cash Equivalents.

provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com
Forward Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including statements regarding our future financial performance and guidance, including expected revenue and adjusted EBITDA for fiscal year 2026, business strategy and growth plans, acquisition and integration activities, integration of our recently acquired Florida and Texas operations and related planned investments, operational and quality improvement initiatives, capital allocation and investment strategies, expectations regarding our acquisition pipeline and future transactions, uncertainty regarding the timing, amount, and continuation of payments under California's WQIP, Ohio's quality incentive program or similar state programs; our ability to execute share repurchases at favorable prices or at all, and the impact of repurchases on our capital position and liquidity; and other expectations, beliefs, plans, or objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements are neither promises nor guarantees and are based on management’s current expectations, estimates, forecasts and assumptions and on trends that we believe may affect our business, results of operations, financial condition and prospects. These statements are subject to risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, our dependence on reimbursement from third-party payors, and changes in patient acuity mix, payor mix, payment methodologies, or new cost-containment initiatives could negatively impact our revenue and results of operations; we may not be fully reimbursed for all services billed through consolidated billing or bundled payments, reducing our revenue and financial condition; increased competition for, or shortages of, nurses, nurse assistants and other skilled personnel could raise labor costs and subject us to monetary fines; state efforts to regulate or deregulate healthcare services or the construction, expansion, or acquisition of healthcare facilities could impair our ability to expand or increase competition; failure to attract patients and residents or compete effectively with other healthcare providers may reduce our revenue and profitability; reviews and audits of care delivery, recordkeeping and billing may detect noncompliance requiring repayment of billed amounts or other costs; litigation and claims common in our industry could result in significant legal costs, settlements or damage awards, and our self-insurance programs may expose us to unexpected costs and losses; material weaknesses in our internal control over financial reporting, or failure to remediate such weaknesses or maintain effective controls, could impair timely and accurate reporting, reduce investor confidence, subject us to penalties, and affect the value of our common stock; inability to provide consistently high quality of care, or employee conduct that impacts patient health, safety or clinical treatment, could result in civil or criminal penalties and harm our operations; significant reliance on information technology, and any failure or interruption of that technology, could impair our operations; operational metrics derived from internal systems without independent verification may contain inaccuracies that harm our reputation; inability to complete acquisitions at attractive prices or at all may reduce revenue, and divestitures of underperforming or non-strategic subsidiaries would further decrease revenue; we may not successfully integrate acquired facilities, including our recently acquired operations in Florida, a state in which we have not previously operated, or achieve expected benefits; acquisitions may entail unforeseen costs, liabilities or regulatory issues that adversely affect our operations; difficulty completing partnerships consistent with our growth strategy; failure to achieve or maintain competitive quality ratings from CMS or private rating organizations could negatively affect us; inability to obtain insurance or increases in insurance costs could impair our financial condition; geographic concentration of our facilities, including in California, increases vulnerability to local economic downturns, regulatory changes or natural disasters; actions of national labor unions may reduce our revenue and profitability; because we lease most facilities, we face risks from lease termination, extensions and special charges that could affect our financial condition and results of operations; insufficient cash flow to cover required payments or meet covenants under long-term debt, mortgages and leases could trigger defaults and cross-defaults, risking loss of facilities or foreclosures; we may need additional capital to fund operations and growth, which may be unavailable or available only on unfavorable terms; extensive and complex laws and regulations govern our industry, and noncompliance or regulatory changes could require significant expenditures or operational modifications; our founders, Jason Murray and Mark Hancock, hold substantial control and a substantial portion of our outstanding common stock, and their interests may conflict with those of other stockholders; as a "controlled company" under NYSE governance standards, we may rely on exemptions from certain requirements, and stockholders may not have the same protections afforded to stockholders of non-controlled companies. These and other important factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that we make with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements contained herein to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share and per share values)
	Unaudited
	September 30,	December 31,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$115,281	$197,016
Accounts receivable, net	660,256	628,128
Other receivables	89,847	73,965
Prepaid expenses and other current assets	81,356	170,630
Total Current Assets	946,740	1,069,739
Property and equipment, net	1,451,640	1,201,096
Operating lease right-of-use assets	2,969,730	2,968,176
Insurance subsidiary deposits and investments	164,703	87,192
Escrow funds	25,468	18,404
Goodwill and other indefinite-lived assets	151,115	68,061
Other assets	208,787	171,366
Total Assets	$5,918,183	$5,584,034

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$177,273	$192,232
Accrued payroll and benefits	252,885	187,516
Current operating lease liabilities	174,884	153,066
Current maturities of long-term debt	7,984	4,463
Current portion of accrued self-insurance liabilities	160,724	128,994
Refund liability	181,129	181,129
Other accrued expenses	227,423	154,030
Total Current Liabilities	1,182,302	1,001,430
Long-term operating lease liabilities	2,933,068	2,939,854
Line of credit	—	100,000
Long-term debt, less current maturities, net of deferred financing fees	264,350	244,803
Accrued self-insurance liabilities, less current portion	243,582	192,561
Other liabilities	76,169	152,937
Total Liabilities	$4,699,471	$4,631,585
Commitments and contingencies
Equity:
PACS Group, Inc. stockholders' equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized; 158,723,071 shares issued and outstanding as of September 30, 2026, and 156,615,144 shares issued and outstanding as of December 31, 2025	159	157
Additional paid-in capital	686,635	637,035
Retained earnings	527,462	309,579
Total PACS Group, Inc. stockholders' equity	1,214,256	946,771
Noncontrolling interest in subsidiary	4,456	5,678
Total Equity	$1,218,712	$952,449
Total Liabilities and Equity	$5,918,183	$5,584,034

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share and per share values)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Patient and resident service revenue	$1,498,137	$1,344,302	$4,345,593	$3,930,168
Other revenues	441	265	1,477	785
Total Revenue	$1,498,578	$1,344,567	$4,347,070	$3,930,953
Operating Expenses
Cost of services	1,142,144	1,046,262	3,306,218	3,090,932
Rent - cost of services	98,223	95,107	288,454	283,250
General and administrative expense	138,409	102,528	365,032	301,579
Depreciation and amortization	20,081	14,401	58,279	40,284
Total Operating Expenses	$1,398,857	$1,258,298	$4,017,983	$3,716,045
Operating income	99,721	86,269	329,087	214,908
Other (Expense) Income
Interest expense	(5,099)	(8,529)	(17,565)	(19,787)
Other (expense) income, net	(3,308)	(1,444)	(635)	2,517
Total Other Expense, Net	$(8,407)	$(9,973)	$(18,200)	$(17,270)
Income before provision for income taxes	91,314	76,296	310,887	197,638
Provision for income taxes	30,502	23,966	93,058	65,962
Net Income	$60,812	$52,330	$217,829	$131,676
Less:
Net loss attributable to noncontrolling interest	(6)	(76)	(54)	(165)
Net Income Attributable To PACS Group, Inc.	$60,818	$52,406	$217,883	$131,841
Net Income Per Share Attributable To PACS Group, Inc.
Basic	$0.38	$0.33	$1.38	$0.84
Diluted	$0.37	$0.32	$1.34	$0.80
Weighted-Average Common Shares Outstanding
Basic	158,370,645	156,575,127	157,857,169	156,034,409
Diluted	163,914,936	164,709,367	162,837,785	165,492,441

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:
	Nine Months Ended September 30,
	2026	2025
Net cash provided by/(used in):
Operating activities	$583,079	$407,614
Investing activities	(538,234)	(145,879)
Financing activities	(148,703)	(63,521)
Net change in cash	(103,858)	198,214
Cash, cash equivalents, and restricted cash - beginning of period	232,051	160,842
Cash, cash equivalents, and restricted cash - end of period	$128,193	$359,056

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

We categorize our facilities into three cohorts. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased or built less than 18 months prior to a respective measurement date.
The following tables present key skilled services metrics by category for the skilled nursing facilities in each of the three facility cohorts, and for all skilled nursing facilities as of and for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30, 2026
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$1,000,986	$384,892	$65,443	$1,451,321
Skilled mix by revenue (2)	53.1%	39.8%	39.5%	48.9%
Skilled mix by nursing patient days (3)	31.3%	25.7%	21.1%	29.1%
Occupancy for skilled nursing services:
Available patient days	2,018,762	943,742	214,837	3,177,341
Actual patient days	1,880,152	820,849	163,753	2,864,754
Occupancy rate (operational beds) (4)	93.1%	87.0%	76.2%	90.2%
Number of facilities at period end	196	90	35	321
Number of operational beds at period end	22,402	9,880	3,651	35,933

	Three Months Ended September 30, 2025
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$746,242	$282,160	$282,531	$1,310,933
Skilled mix by revenue (2)	55.4%	40.6%	35.6%	48.0%
Skilled mix by nursing patient days (3)	33.0%	22.0%	23.6%	28.2%
Occupancy for skilled nursing services:
Available patient days	1,481,700	725,220	787,708	2,994,628
Actual patient days	1,404,408	624,612	635,013	2,664,033
Occupancy rate (operational beds) (4)	94.8%	86.1%	80.6%	89.0%
Number of facilities at period end	149	62	79	290
Number of operational beds at period end	16,406	8,116	8,155	32,677

	Nine Months Ended September 30, 2026
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$2,748,007	$1,085,770	$372,233	$4,206,010
Skilled mix by revenue (2)	54.1%	42.6%	40.3%	49.8%
Skilled mix by nursing patient days (3)	32.0%	26.7%	25.7%	29.8%
Occupancy for skilled nursing services:
Available patient days	5,412,916	2,572,064	1,124,381	9,109,361
Actual patient days	5,079,057	2,257,399	903,360	8,239,816
Occupancy rate (operational beds) (4)	93.8%	87.8%	80.3%	90.5%
Number of facilities at period end	196	90	35	321
Number of operational beds at period end	22,402	9,880	3,651	35,933

	Nine Months Ended September 30, 2025
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$2,147,833	$807,434	$887,886	$3,843,153
Skilled mix by revenue (2)	56.4%	41.9%	38.2%	49.1%
Skilled mix by nursing patient days (3)	33.7%	22.8%	24.7%	28.9%
Occupancy for skilled nursing services:
Available patient days	4,238,699	2,047,146	2,538,192	8,824,037
Actual patient days	4,025,794	1,764,784	2,056,273	7,846,851
Occupancy rate (operational beds) (4)	95.0%	86.2%	81.0%	88.9%
Number of facilities at period end	149	62	79	290
Number of operational beds at period end	16,406	8,116	8,155	32,677
__________________
(1)Portion of patient and resident service revenue generated from all patients in skilled nursing facilities.
(2)Portion of routine revenue generated from treating high acuity Medicare and managed care patients.
(3)Number of days that high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities.
(4)Total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy.

The following tables present additional detail regarding our skilled mix, including our percentage of revenue and nursing patient days by payor source for the skilled nursing facilities in each of the three facility cohorts, and for all skilled nursing facilities, for the three and nine months ended September 30, 2026 and 2025:

Skilled mix by revenue:

	Three Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	37.3%	23.7%	21.8%	32.9%
Managed care	15.8	16.1	17.7	16.0
Skilled mix	53.1	39.8	39.5	48.9
Medicaid	36.9	49.6	47.7	40.8
Private and other	10.0	10.6	12.8	10.3
Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	39.6%	27.8%	18.9%	32.7%
Managed care	15.8	12.8	16.7	15.3
Skilled mix	55.4	40.6	35.6	48.0
Medicaid	35.7	49.9	53.7	42.6
Private and other	8.9	9.5	10.7	9.4
Total	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	38.4%	26.9%	21.7%	33.8%
Managed care	15.7	15.7	18.6	16.0
Skilled mix	54.1	42.6	40.3	49.8
Medicaid	36.5	47.1	48.8	40.4
Private and other	9.4	10.3	10.9	9.8
Total	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	41.0%	30.0%	20.8%	33.9%
Managed care	15.4	11.9	17.4	15.2
Skilled mix	56.4	41.9	38.2	49.1
Medicaid	35.0	48.7	51.9	41.9
Private and other	8.6	9.4	9.9	9.0
Total	100.0%	100.0%	100.0%	100.0%

Skilled mix by nursing patient days:

	Three Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	19.6%	13.6%	10.6%	17.4%
Managed care	11.7	12.1	10.5	11.7
Skilled mix	31.3	25.7	21.1	29.1
Medicaid	58.6	62.0	62.9	59.8
Private and other	10.1	12.3	16.0	11.1
Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	21.0%	12.4%	11.1%	16.6%
Managed care	12.0	9.6	12.5	11.6
Skilled mix	33.0	22.0	23.6	28.2
Medicaid	57.7	67.8	64.2	61.6
Private and other	9.3	10.2	12.2	10.2
Total	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	20.3%	14.7%	12.2%	17.9%
Managed care	11.7	12.0	13.5	11.9
Skilled mix	32.0	26.7	25.7	29.8
Medicaid	58.3	61.6	61.0	59.5
Private and other	9.7	11.7	13.3	10.7
Total	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	21.8%	13.9%	11.6%	17.4%
Managed care	11.9	8.9	13.1	11.5
Skilled mix	33.7	22.8	24.7	28.9
Medicaid	57.1	67.1	64.0	61.2
Private and other	9.2	10.1	11.3	9.9
Total	100.0%	100.0%	100.0%	100.0%

The following tables present average daily rates by payor source, excluding services that are not covered by the daily rate, for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	$990.62	$826.68	$761.64	$945.96
Managed care	704.32	627.71	623.52	677.41
Total for skilled patient payors (1)	883.93	732.60	692.74	837.66
Medicaid	327.89	378.66	280.32	340.12
Private and other	514.40	411.95	296.06	464.04
Total (2)	$520.70	$473.81	$369.75	$498.64

	Three Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	$988.41	$991.53	$746.97	$950.49
Managed care	686.21	595.45	586.21	642.83
Total for skilled patient payors (1)	878.36	819.35	661.91	824.34
Medicaid	324.26	326.92	366.42	335.43
Private and other	495.26	418.77	385.54	446.20
Total (2)	$523.14	$444.63	$438.53	$484.57

	Nine Months Ended September 30, 2026
	Mature	Ramping	New	Total
Medicare	$997.23	$881.85	$743.96	$952.31
Managed care	710.83	629.87	574.16	671.65
Total for skilled patient payors (1)	892.67	768.56	654.68	839.77
Medicaid	329.84	368.72	334.18	341.36
Private and other	512.31	425.35	341.84	462.71
Total (2)	$527.48	$482.17	$417.55	$503.02

	Nine Months Ended September 30, 2025
	Mature	Ramping	New	Total
Medicare	$984.00	$981.22	$773.80	$946.64
Managed care	682.71	604.84	577.61	637.92
Total for skilled patient payors (1)	877.92	833.92	670.02	823.56
Medicaid	322.18	330.12	350.65	331.95
Private and other	492.48	425.86	380.83	443.96
Total (2)	$525.23	$454.83	$432.96	$485.22
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

The following tables present the above key skilled services metrics by category for all skilled nursing facilities in operation on January 1, 2025, excluding divestitures since that time, as of and for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026	2025	Change	Change %

Total Same-Store Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$1,378,842	$1,295,757	$83,085	6.4%
Skilled mix by revenue	49.1%	48.1%	100 bps	2.1%
Skilled mix by nursing patient days	29.5%	28.3%	120 bps	4.2%
Occupancy for skilled nursing services:
Actual patient days	2,690,014	2,625,289	64,725	2.5%
Occupancy rate (operational beds)	91.3%	89.3%	200 bps	2.2%
Number of facilities at period end	284	284	—	—%

	Nine Months Ended September 30,
	2026	2025	Change	Change %

Total Same-Store Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$4,073,750	$3,817,198	$256,552	6.7%
Skilled mix by revenue	49.7%	49.3%	40 bps	0.8%
Skilled mix by nursing patient days	29.8%	29.0%	80 bps	2.8%
Occupancy for skilled nursing services:
Actual patient days	7,947,669	7,775,749	171,920	2.2%
Occupancy rate (operational beds)	90.9%	89.3%	160 bps	1.8%
Number of facilities at period end	284	284	—	—%

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands except share and per share data)
Net income	$60,812	$52,330	$217,829	$131,676
Less: Net loss attributable to noncontrolling interest	(6)	(76)	(54)	(165)
Net income attributable to PACS Group, Inc.	$60,818	$52,406	$217,883	$131,841
Adjustments:
Acquisition related costs	4,350	101	5,084	310
Stock-based compensation expense	45,320	12,516	91,500	38,322
Legal and other costs	9,496	19,596	29,440	66,460
Provision for income taxes on non-GAAP adjustments (1)	(15,975)	(8,697)	(34,026)	(28,375)
Adjusted Net Income	$104,009	$75,922	$309,881	$208,558
Weighted-average diluted common shares outstanding	163,914,936	164,709,367	162,837,785	165,492,441
Diluted earnings per share	$0.37	$0.32	$1.34	$0.80
Adjusted Earnings Per Share	$0.63	$0.46	$1.90	$1.26
__________________
(1)Represents the Company’s combined federal and state statutory tax rate of approximately 27% for the three and nine months ended September 30, 2026 and 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$60,812	$52,330	$217,829	$131,676
Less: Net loss attributable to noncontrolling interest	(6)	(76)	(54)	(165)
Net income attributable to PACS Group, Inc.	$60,818	$52,406	$217,883	$131,841
Add: Interest expense	5,099	8,529	17,565	19,787
Provision for income taxes	30,502	23,966	93,058	65,962
Depreciation and amortization	20,081	14,401	58,279	40,284
EBITDA	$116,500	$99,302	$386,785	$257,874
Adjustments to EBITDA:
Acquisition related costs	4,350	101	5,084	310
Stock-based compensation expense	45,320	12,516	91,500	38,322
Legal and other costs	9,496	19,596	29,440	66,460
Adjusted EBITDA	$175,666	$131,515	$512,809	$362,966
Rent - cost of services	98,223	95,107	288,454	283,250
Adjusted EBITDAR	$273,889		$801,263

Additional information
Non-cash rent expense (1)	$10,118	$11,931	$31,330	$37,071
__________________
(1)Non-cash rent expense reflects the extent to which our GAAP rent expense recognized exceeded (or was less than) our cash rent payments.
Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: Adjusted Net Income, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). Adjusted Net Income, Adjusted Earnings Per Share, EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our current quarter condensed consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, and certain other expenses that are not representative of our underlying operating performances, all of which are adjustments to Adjusted EBITDA.

Performance Measures
We use Adjusted Net Income, Adjusted Earnings Per Share, EBITDA, and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of these measures is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
Adjusted Net Income – We calculate Adjusted Net Income as net income, adjusted for net loss attributable to noncontrolling interest, further adjusted for non-core business items as listed in Adjusted EBITDA, as well as the related income tax effects of these adjustments.
Adjusted Earnings Per Share – We calculate Adjusted Earnings Per Share by dividing Adjusted Net Income by the weighted‑average diluted shares outstanding for the applicable period.
EBITDA – We calculate EBITDA as net income, adjusted for net loss attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, stock-based compensation expense, legal and other costs, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of operations, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation during the years ended December 31, 2025 and 2024, and with other ongoing investigations and SEC matters.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our cash needs to operate our leased operations and business.

Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA plus rent-cost of services.